Exhibit 99.1

Climb Global Solutions Reports Record Fourth Quarter

and Full Year 2025 Results

FY 2025 Net Sales up 40% to $652.5 Million; Net Income up 15% to $21.3 Million or $4.64 per share; Non-GAAP Adjusted EBITDA up 8% to $42.9 Million

EATONTOWN, N.J., February 25, 2026 – Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb” or the “Company”), a value-added global IT channel company providing unique sales and distribution solutions for innovative technology vendors, is reporting results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Summary vs. Same Year-Ago Quarter

●	Net sales increased 20% to $193.8 million.
●	Net income remained flat at $7.0 million or $1.52 per diluted share.
●	Adjusted net income (a non-GAAP financial measure defined below) was $7.0 million or $1.53 per diluted share compared to $10.3 million to $2.26 per diluted share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) was $13.0 million compared to $16.1 million.
●	Gross billings (a key operational metric defined below) increased 3% to $625.4 million. Distribution segment gross billings increased 4% to $602.3 million, and Solutions segment gross billings remained flat at $23.1 million.

FY 2025 Summary vs. FY 2024

●	Net sales increased 40% to $652.5 million.
●	Net income increased 15% to $21.3 million or $4.64 per diluted share.
●	Adjusted net income (a non-GAAP financial measure defined below) was $23.3 million or $5.08 per diluted share compared to $24.0 million or $5.26 per diluted share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) increased 8% to $42.9 million.
●

Gross billings (a key operational metric defined below) increased 18% to $2.1 billion. Distribution segment gross billings increased 19% to $2.0 billion, and Solutions segment gross billings increased 1% to $90.3 million.

Management Commentary

“2025 was another exceptional year for Climb, highlighted by record results across all key financial metrics,” said CEO Dale Foster. “Throughout the year, we remained disciplined in evaluating new vendors while deepening relationships with key customers. In the fourth quarter alone, we evaluated nearly 100 potential vendor relationships and signed only two, including Fortinet, which became a primary onboarding focus as we expect them to ramp quickly and become a meaningful contributor to our business. This disciplined approach to vendor selection, combined with strong execution across our U.S. and European operations, drove double-digit growth and further strengthened our line card with innovative, high-demand technologies.

“As announced earlier this week, we strengthened our European operations through the acquisition of Interworks, enhancing our Microsoft relationship and expanding our presence to Greece, Albania, Italy, Bulgaria and Romania. This transaction reflects our targeted and accretive M&A strategy, which focuses on expanding our geographic footprint, strengthening our line card and adding complementary capabilities to our platform. Interworks not only broadens our reach in high-growth European markets, but also enhances our ability to deliver value-added solutions to customers across the region.

“Looking ahead, we remain focused on driving sustainable organic growth while maintaining the financial flexibility to support our long-term priorities. As part of this disciplined capital allocation approach, Climb’s Board of Directors determined to suspend the quarterly dividend to preserve financial flexibility and prioritize capital allocation objectives. We will also continue to evaluate M&A opportunities that can strengthen our vendor portfolio and expand our geographic footprint. We believe these initiatives, coupled with our disciplined execution and strong balance sheet, will enable us to deliver on our organic and inorganic growth objectives in 2026.”

Dividend

Climb’s Board of Directors has determined to suspend quarterly cash dividends on its common stock beginning with the first quarter of 2026 to preserve financial flexibility and prioritize the Company’s capital allocation objectives, including funding organic growth initiatives and evaluating strategic opportunities. Based on the Company's strong return on equity, the Company plans to reinvest the capital for higher growth initiatives.

The Company last declared a quarterly cash dividend on October 28, 2025, which was paid on November 17, 2025.

Fourth Quarter 2025 Financial Results

Net sales in the fourth quarter of 2025 increased 20% to $193.8 million compared to $161.8 million for the same period in 2024. This reflects organic growth from new and existing vendors. In addition, gross billings in the fourth quarter of 2025 increased 3% to $625.4 million compared to $605.0 million in the year-ago period.

Gross profit in the fourth quarter of 2025 was $29.8 million compared to $31.2 million for the same period in 2024. The decrease was driven by a large vendor transaction in the year-ago period that carried a higher-than-average margin profile.

Selling, general, and administrative (“SG&A”) expenses in the fourth quarter of 2025 were $18.2 million compared to $17.1 million in the year-ago period. SG&A as a percentage of gross billings was 2.9% for the fourth quarter of 2025 compared to 2.8% in the year-ago period.

Net income in the fourth quarter of 2025 remained flat at $7.0 million or $1.52 per diluted share compared to the prior year period. Adjusted net income was $7.0 million or $1.53 per diluted share, compared to $10.3 million or $2.26 per diluted share for the year-ago period.

Adjusted EBITDA in the fourth quarter of 2025 was $13.0 million compared to $16.1 million for the same period in 2024. The decrease was primarily driven by a large vendor transaction in the year-ago period that carried a higher flow through to adjusted EBITDA as sales compensation related to this transaction was paid through a contingent earnout. Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, was 43.6% compared to 51.5% for the same period in 2024.

On December 31, 2025, cash and cash equivalents were $36.6 million compared to $29.8 million on December 31, 2024, while working capital increased by $27.7 million during this period. The increase in cash was primarily attributed to the timing of receivable collections and payables. Climb had $0.2 million of outstanding debt on December 31, 2025, with no borrowings outstanding under its $50 million revolving credit facility.

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Conference Call

The Company will conduct a conference call tomorrow, February 26, 2026, at 8:30 a.m. Eastern time to discuss its results for the fourth quarter and full year ended December 31, 2025.

Climb management will host the conference call, followed by a question-and-answer period.

Date: Thursday, February 26, 2026
Time: 8:30 a.m. Eastern time
Toll-free dial-in number: (800) 274-8461

International dial-in number: (203) 518-9814

Conference ID: CLIMB

Webcast: Climb’s Q4 & FY 2025 Conference Call

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.climbglobalsolutions.com.

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the U.S., Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Climb Global Services. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting www.climbglobalsolutions.com.

Non-GAAP Financial Measures

Climb Global Solutions uses non-GAAP financial measures, including adjusted net income and adjusted EBITDA, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Climb’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide definitions of these measures and a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Key Operational Metric

Gross Billings

Gross billings are the total dollar value of customer purchases of goods and services during the period, net of customer returns and credit memos, sales, or other taxes. Gross billings include the transaction values for certain sales transactions that are recognized on a net basis, and, therefore, includes amounts that will not be recognized as revenue. We use gross billings as an operational metric to assess the volume of transactions or market share for our business as well as to understand changes in our accounts receivable and accounts payable. We believe gross billings will aid investors in the same manner.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements are subject to certain risks and uncertainties. Many of the forward-looking statements may be identified by words such as “looking ahead,” “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. In this press release, the forward-looking statements relate to, among other things, declaring and reaffirming our strategic goals, future operating results, and the effects and potential benefits of strategic acquisitions on our business, payments of dividends and the Company’s capital allocation objectives. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, our ability to recognize the anticipated benefits of the acquisitions of Interworks Single Member SA and Douglas Stewart Software & Services, LLC, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, competitive pricing pressures, the successful integration of acquisitions, contribution of key vendor relationships and support programs, inflation, import and export tariffs, the successful integration of artificial intelligence tools, interest rate risk and impact thereof, as well as factors that affect the software industry in general. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and from time to time in the Company’s filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

Company Contact

Matthew Sullivan
Chief Financial Officer
(732) 847-2451
MatthewS@ClimbCS.com

Investor Relations Contact

Sean Mansouri, CFA
Elevate IR
(720) 330-2829
CLMB@elevate-ir.com

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$36,563	$29,778
Accounts receivable, net of allowance for expected credit losses of $669 and $588, respectively	324,345	341,597
Inventory, net	2,502	2,447
Prepaid expenses and other current assets	10,825	6,874
Total current assets	374,235	380,696

Equipment and leasehold improvements, net	13,339	12,853
Goodwill	36,838	34,924
Other intangibles, net	32,228	36,550
Right-of-use assets, net	1,717	1,965
Accounts receivable, net of current portion	1,233	1,174
Other assets	510	824
Deferred income tax assets	133	193
Total assets	$460,233	$469,179
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$336,505	$370,397
Lease liability, current portion	791	654
Term loan, current portion	191	560
Total current liabilities	337,487	371,611

Lease liability, net of current portion	1,216	1,685
Deferred income tax liabilities	4,923	4,723
Term loan, net of current portion	—	191
Non-current liabilities	28	381
Total liabilities	343,654	378,591

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,610,618 and 4,601,302 shares outstanding, respectively	53	53
Additional paid-in capital	42,338	37,977
Treasury stock, at cost, 673,882 and 683,198 shares, respectively	(14,909)	(13,337)
Retained earnings	87,039	68,787
Accumulated other comprehensive loss	2,058	(2,892)
Total stockholders’ equity	116,579	90,588
Total liabilities and stockholders' equity	$460,233	$469,179

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in thousands, except per share data)

	Year ended		Three months ended
	December 31,		December 31,
	2025	2024	2025	2024

Net sales	$652,517	$465,607	$193,845	$161,760

Cost of sales	547,247	374,527	164,013	130,513

Gross profit	105,270	91,080	29,832	31,247

Selling, general and administrative expenses	67,550	56,508	18,211	17,075
Depreciation & amortization expense	7,728	4,269	2,032	1,336
Acquisition related costs	807	2,311	74	1,110
Total selling, general and administrative expenses	76,085	63,088	20,317	19,521

Income from operations	29,185	27,992	9,515	11,726

Interest, net	844	917	282	162
Foreign currency transaction (loss) gain	(737)	(273)	(171)	415
Change in fair value of acquisition contingent consideration	(1,374)	(3,618)	—	(2,466)
Income before provision for income taxes	27,918	25,018	9,626	9,837
Provision for income taxes	6,588	6,408	2,643	2,847

Net income	$21,330	$18,610	$6,983	$6,990

Income per common share - Basic	$4.64	$4.06	$1.52	$1.52
Income per common share - Diluted	$4.64	$4.06	$1.52	$1.52

Weighted average common shares outstanding - Basic	4,524	4,465	4,542	4,485
Weighted average common shares outstanding - Diluted	4,524	4,465	4,542	4,485

Dividends paid per common share	$0.68	$0.68	$0.17	$0.17

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (1):

	Year ended		Three months ended
	December 31,		December 31,
	2025	2024	2025	2024

Net income	$21,330	$18,610	$6,983	$6,990
Provision for income taxes	6,588	6,408	2,643	2,847
Depreciation and amortization	7,728	4,269	2,032	1,336
Interest expense	293	335	67	69
EBITDA	35,939	29,622	11,725	11,242
Share-based compensation	4,775	4,070	1,201	1,260
Acquisition related costs	807	2,311	74	1,110
Change in fair value of acquisition contingent consideration	1,374	3,618	—	2,466
Adjusted EBITDA	$42,895	$39,621	$13,000	$16,078

	Year ended		Three months ended
	December 31,		December 31,
	2025	2024	2025	2024
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(67)	$(34)	$(33)	$(11)
Interest income	(1,070)	(1,218)	(316)	(220)
Interest expense	293	335	67	69
Interest, net	$(844)	$(917)	$(282)	$(162)

(1)

We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest, acquisition related costs and change in fair value of acquisition contingent consideration. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability, operating performance and performance trends, and to provide management and investors a useful measure for period-to-period comparisons by excluding items that management believes are not reflective of our underlying operating performance. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted net income (Non-GAAP) (2):

	Year ended		Three months ended
	December 31,		December 31,
	2025	2024	2025	2024

Net income	$21,330	$18,610	$6,983	$6,990
Acquisition related costs, net of income taxes	605	1,733	56	833
Change in fair value of acquisition contingent consideration	1,374	3,618	—	2,466
Adjusted net income	$23,309	$23,961	$7,039	$10,289

Adjusted net income per common share - diluted	$5.08	$5.26	$1.53	$2.26

(2)

We define adjusted net income as net income excluding acquisition related costs, net of income taxes and the change in fair value of acquisition contingent consideration. We provided a reconciliation of adjusted net income to net income, which is the most directly comparable U.S. GAAP measure. We use adjusted net income and adjusted net income per common share as supplemental measures of our performance to gain insight into our businesses profitability, operating performance and performance trends, and to provide management and investors a useful measure for period-to-period comparisons by excluding items that management believes are not reflective of our underlying operating performance. Accordingly, we believe that adjusted net income and adjusted net income per common share provide useful information to investors and others in understanding and evaluating our operating results. Our use of adjusted net income has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate adjusted net income, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents the operational metric of gross billings by segment (3):

	Year ended		Three months ended
	December 31,		December 31,
	2025	2024	2025	2024

Distribution gross billings	$2,014,847	$1,695,538	$602,345	$581,963
Solutions gross billings	90,321	89,764	23,073	23,045
Total gross billings	2,105,168	1,785,302	625,418	605,008

(3)

Gross billings are the total dollar value of customer purchases of goods and services during the period, net of customer returns and credit memos, sales, or other taxes. Gross billings include the transaction values for certain sales transactions that are recognized on a net basis, and, therefore, include amounts that will not be recognized as revenue. We use gross billings as an operational metric to assess the volume of transactions or market share for our business as well as to understand changes in our accounts receivable and accounts payable. We believe gross billings will aid investors in the same manner.